Exhibit I

CUSIP No.	026852W10	Page	1	of	3	Pages

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value US$0.001 per share, of E-House (China) Holdings Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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CUSIP No.	026852W10	Page	2	of	3	Pages

SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 19, 2015.

Xin Zhou

/s/ Xin Zhou

Kanrich Holdings Limited

By:	/s/ Xin Zhou
Name: Xin Zhou
Title: Director

On Chance Inc.

By:	/s/ Xin Zhou
Name: Xin Zhou
Title: Director

Jun Heng Investment Limited

By:	/s/ Xin Zhou
Name: Xin Zhou
Title: Director

Neil Nanpeng Shen

/s/ Neil Nanpeng Shen

Smart Create Group Limited

By:	/s/ Neil Nanpeng Shen
Name: Neil Nanpeng Shen
Title: Director

CUSIP No.	026852W10	Page	3	of	3	Pages

Smart Master International Limited

By:	/s/ Neil Nanpeng Shen
Name: Neil Nanpeng Shen
Title: Director

SINA Corporation

By:	/s/ Charles Chao
Name: Charles Chao
Title: Chief Executive Officer